UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 19, 2008
ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Neveda	333-91436	26-0014658

(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer of Identification No.)
2701 Cambridge Court, Suite 100
Auburn Hills, MI 48326

(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 248-736-6200
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 17, 2008, the Company entered into a Consulting Agreement with RJS Consulting LLC (“RJS”). RJS is wholly owned by the Company’s Chairman, Richard D. Stromback. Under the Agreement, RJS will provide directorship services and services relating to generating new revenue for the Company. RJS will be paid $16,000/month. In addition, RJS will be paid based on new revenue generated from RJS’s efforts — 15% of collected new gross licensing and royalty revenue and 3% of new collected gross revenue from product sales. The Company will also reimburse RJS for various event, legal, office and IT costs. A copy of the Consulting Agreement is filed herewith as Exhibit 10.49 and is incorporated by reference.
On September 17, 2008, the Company entered into a Consulting Agreement with DAS Ventures LLC (“DAS”). DAS is wholly owned by the brother of the Company’s Chairman (Richard D. Stromback), Douglas Stromback, who is also a Company shareholder. Under the Agreement, DAS will provide services relating to generating new revenue for the Company. DAS will be paid based on new revenue generated from DAS’s efforts — 15% of collected gross licensing and royalty revenue and 3% of collected gross revenue from product sales. A copy of the Consulting Agreement is filed herewith as Exhibit 10.50 and is incorporated by reference.
On September 17, 2008, the Company entered into a Consulting Agreement with Sales Attack LC (“Sales Attack”). Sales Attack is wholly owned by J.B. Smith, a member of the Company’s Board of Directors and owner of Equity 11, Ltd., the holder of the Company’s 5% convertible preferred shares. Under the Agreement, Sales Attack will provide services relating to generating new revenue for the Company. Sales Attack will be paid $20,000 per month plus a percentage of new revenue generated from Sales Attack’s efforts - 15% of collected gross licensing and royalty revenue and 3% of collected gross revenue from product sales. A copy of the Consulting Agreement is filed herewith as Exhibit 10.51 and is incorporated by reference. The execution of the Securities Purchase Agreement with Equity 11, Ltd. was reported in our Form 8-K filed with the Securities and Exchange Commission on August 29, 2008 and is incorporated by reference.
Item 7.01 Regulation FD Disclosure.
The Company filed a grievance complaint against its former Vice President, General Counsel and Secretary, Adam S.Tracy, with the Attorney Registration And Disciplinary Commission of the Supreme Court Of Illinois alleging that Mr. Tracy breached his fiduciary duty to the Company and violated Illinois Bar ethics rules in connection with the Company’s efforts to secure financing. Mr. Tracy’s resignation from the Company was reported in our Form 8-K filed with the Commission on July 30, 2008 and is incorporated by reference.
On September 11, 2008, the Company filed a lawsuit against MDL Consulting Group, LLC, Trimax Gaming, LLC, Andy Zweig and Daryl Repokis in Oakland County Circuit Court, Pontiac, Michigan. The suit alleges breach of contract, fraud, tortious interference, and unjust enrichment in connection with the Company’s efforts to secure financing and seeks recovery of damages in excess of $25,000. The entry into Consulting Agreements with MDL Consulting Group, LLC and Trimax, LLC were reported in our Form 8-K filed with the Commission on July 30, 2007 and is incorporated by reference.
Item 8.01 Other Events.
On September 17, 2009, the Company’s Board of Directors awarded the Company’s new Chief Executive Officer, Bob Crockett, 330,000 stock options to purchase Company common stock at the closing price of the Company’s common stock on September 17, 2008 ($1.05/share). Mr. Crockett’s appointment as the Company’s Chief Executive Officer was reported in our Form 8-K filed with the Commission on September 17, 2008.
On September 17, 2008, the Company’s Board of Directors (“Board”) approved the repricing of previously issued stock options of David W. Morgan, the Company’s Chief Financial Officer and Treasurer, and Kevin P. Stolz, the Company’s Controller and Chief Accounting Officer, to the closing price of the Company’s common stock on September 17, 2008 ($1.05/share). The Board also approved the issuance of an additional 10,000 stock options to Mr. Stolz at the closing price of the Company’s common stock on September 17, 2008 ($1.05/share). Mr. Morgan had been previously awarded options to purchase 300,000 shares at $2/share. Mr. Stolz had been previously awarded options to purchase 50,000 shares at $3/share and options to purchase 25,000 shares at $2/share. Mr. Morgan’s stock options were previously reported on a Form 3 filed with the Commission on August 9, 2007 and is incorporated by reference. Mr. Stolz’s options were previously reported on a Form 4 filed with the Commission on April 9, 2008 and a Form 3 filed with the Commission on August 6, 2007.

Item 9.01. Financial Statements and Exhibits
(c). Exhibits

Exhibit
Number	Description

10.49	Consulting Agreement dated September 17, 2008 between the Company and RJS Consulting LLC

10.50	Consulting Agreement dated September 17, 2008 between the Company and DAS Ventures LLC

10.51	Consulting Agreement dated September 17, 2008 between the Company and Sales Attack LC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.
DATE: September 19 , 2008	By:	/s/ Daniel V. Iannotti
Daniel V. Iannotti
Vice President, General Counsel and Secretary